EXECUTION COPY












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                           ESCROW AND PLEDGE AGREEMENT

                                     between



                           MILLENIUM SEACARRIERS, INC


                                       and


                       THE FIRST NATIONAL BANK OF MARYLAND




                           Dated as of July 15 , 1998


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                                TABLE OF CONTENTS


                                                                           PAGE





Section 1:   Definitions.......................................................2
Section 2:   Delivery and Acceptance of Escrowed
              Property.........................................................3
Section 3:   Disbursement of Escrowed Property.................................4
Section 4:   Disbursement of Escrowed Poperty in Connection
              with Special Mandatory Redemption................................8
Section 5:   Disbursement of Escrowed Property Upon the
              Occurrence of Remedies Trigger Event.............................8
Section 6:   Security of Interest in Favor of Escrow
              Agent...........................................................10
Section 7:   Compensation and Indemnity.......................................13
Section 8:   Modifications, Waivers and Amendments............................13
Section 9:   Concerning the Escrow Agent......................................13
Section 10:  Notices..........................................................15
Section 11:  Miscellaneous....................................................15



Exhibit A:                    Form of Release Certificate
Exhibit B:                    Form of Officers' Certificate for
                              Release Date

Exhibit C:                    Form of Letter of Release of Mortgage
                              and Reassignment
Exhibit D:                    Forms of Panamanian, Liberian,
                              Cypriot, Cayman and Bahamian
                              Mortgages/Deeds of Covenant
Exhibit E:                    Form of Opinion of Counsel
Exhibit F:                    Form of Supplemental Indenture
Exhibit G:                    Form of Insurance Assignment

                                                                [Draft--7/23/98]










                                    ESCROW AND PLEDGE AGREEMENT, dated as of
                           July 15, 1998 (the "Agreement"), between MILLENIUM SEACARRIERS, INC., a Cayman Islands company (the "Company"), and THE FIRST NATIONAL BANK OF MARYLAND, a national banking association, as Escrow Agent (the "Escrow Agent").


                  This Agreement is being entered into in connection with (i) the Purchase Agreement (the "Purchase Agreement"), dated July 20, 1998, among the Company, the Subsidiary Guarantors (as named therein), Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchasers"), and (ii) the Indenture (the "Indenture"), dated as of July 15, 1998, among the Company, the Subsidiary Guarantors and The First National Bank of Maryland ("FNB"), as trustee (FNB or any successor trustee, the "Trustee").

                  Pursuant to the Purchase Agreement, the Company is selling (the "Offering") $100,000,000 representing 100,000 units (the "Units"), each Unit consisting of $1,000 principal amount at maturity of it 12% First Priority Ship Mortgage Notes Due 2005 (the "Securities") and one warrant to purchase five shares of common stock, par value $.01 per share of the Company (the "Securities"). Concurrently with the closing of such sale, the Company will deposit with the Escrow Agent as hereinafter provided, approximately $85.2 million of which no more than $53.8 million will be used to purchase the Committed Vessels (as defined below). The balance of the funds on deposit will be used (i) to purchase the Additional Vessels (as defined below), (ii) to pay related fees and expenses, (iii) to make vessel upgrades and repairs to the Committed and Additional Vessels, (iv) to make deposits upon the request of Millenium Management, Inc. ("MMI") pursuant to Section 3.07(b) of the Management Agreement (the "Management Agreement") dated as of July 1, 1998 among MMI, the Company and the subsidiaries of the Company signatory thereto to fund the Contingency Fund (as defined therein) (such deposits hereinafter referred to as the "Contingency Fund Deposits") or (v) to fund the Special Mandatory Redemption (as defined below) and for no other purposes other than as set forth herein.

                  Accordingly, the Company and the Escrow Agent agree as follows:

                  1. DEFINITIONS. Capitalized terms used but not defined herein have the respective meanings specified in the
Indenture. In addition, the following terms shall have the following meanings when used herein:

                  "Additional Vessels" means additional vessels that the Company in its own name or through one of the Subsidiary Guarantors (or a subsidiary which will become a Subsidiary Guarantor) may acquire from time to time with Escrowed Property (as defined in Section 2(b)) pursuant to sale and purchase contracts ("Acquisition Contracts").

                  "Committed Vessels" means the Alexander Aberg (official number 873704, to be renamed the Millenium Aleksander), the Elmar Kivistik (official number 864423, to be renamed the Millenium Elmar), the LT Pragati (call sign VVDX, to be renamed the Millenium Leader), the LT Argosy (call sign VTKG, to be renamed the Millenium Hawk), the Mangel Desai (call sign VTJS, to be renamed the Millenium Eagle), the LT Odyssey (call sign VTKB, to be renamed the Millenium Osprey), the Soren Toubro (call sign VTFM, to be renamed the Millenium Falcon), the Holk Larsen (call sign VTFJ, to be renamed the Millenium Condor) (the preceding eight vessels currently bearing the Flag of India and to be reflagged to the Cayman Islands), the Clipper Amethyst (official number 720437, to be renamed the Millenium Amethyst), the Clipper Yama (official number 729494, to be renamed the Millenium Yama) and the Clipper Majestic (official number 7718175, to be renamed the Millenium Majestic) (the latter three vessels bearing the Flag of the Bahamas).

                  "Escrow Account" means an account established by the Escrow Agent in the name of "The First National Bank of Maryland, as Escrow Agent for Millenium Seacarriers, Inc."

                  "Initial Deposit" means an amount of cash or Treasury Securities having an aggregate value on the date hereof of $85.2 million.

                  "Treasury Securities" means debt obligations issued or guaranteed by the government of the United States of America or any agency thereof for which the full faith and credit of the United States of America is pledged to secure payment in full at maturity and which are not redeemable at the option of the issuer prior to maturity.

                  2. DELIVERY AND ACCEPTANCE OF ESCROWED Property. (a) (i) On the date hereof, the Escrow Agent shall establish the Escrow Account into which the Escrow Agent will, concurrently with the execution and delivery hereof, deposit the Initial Deposit received from the Company.




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                                                                               3

                  (ii) In the event and to the extent the Initial Deposit consists of cash, the Company may, concurrently or at any time thereafter and prior to the termination of this Escrow Agreement, with such cash deposit, deliver to the Escrow Agent (A) a written confirmation or sales order for delivery to the Escrow Account which sets forth the cost of Temporary Cash Investments to be acquired by the Company and their principal amount at maturity, if applicable, and (B) irrevocable instructions directing the Escrow Agent to release some or all of the cash constituting the Initial Deposit to the seller of such Temporary Cash Investments in an amount equal to the purchase price thereof against delivery of such Treasury Securities.

                  (b) The Initial Deposit, together with the interest, dividends and distributions thereon, less any amounts released pursuant to the terms of this Agreement, shall from time to time constitute the "Escrowed Property". The Escrow Agent further agrees to invest any portion of the Escrowed Property represented by cash in Temporary Cash Investments as directed in writing from time to time by the Company. Any funds received by the Escrow Agent for which the Company has not given written investment instructions shall be invested in an interest bearing Temporary Cash Investment at a non-United States (i.e., offshore) financial institution selected by the Escrow Agent in its sole discretion.

                  (c) The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Property and any other moneys on deposit with it pursuant to this Agreement. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof.

                  3. DISBURSEMENT OF ESCROWED PROPERTY. (a) On any date (a "Release Date"), the Escrow Agent will release Escrowed Property to or at the order of the Company, provided that the Escrow Agent shall have received a written request in the form of Exhibit A hereto (the "Release Certificate") from the Company, signed by two Officers of the Company, at least 3 Business Days prior to such Release Date, and provided that the following conditions have been satisfied, in the reasonable judgment of the Escrow Agent, prior to or simultaneous with the release of Escrowed Property:

                  (i) If the Company proposes to consummate on the date of the release of the Requested Amount, one or more Acquisition Contracts in connection with the acquisition of one or more Committed Vessels (provided,



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                                                                               4

         HOWEVER, that no more than $53.8 million in the aggregate may be released in connection with the payment of the purchase price for the Committed Vessels) or Additional Vessels, the Escrow Agent shall have received:

                           (A)(1) fully executed mortgage releases and
                  satisfaction documents substantially in the form of Exhibit C hereto (the "Release Documents") from the holders of any existing indebtedness with respect to such Committed Vessels or Additional Vessels, which Release Documents shall be in appropriate form for recording or registration in the appropriate governmental offices, as to which the Escrow Agent shall be entitled to rely on the Opinion of Counsel (as defined below) to the Company described in clause (iv) below; and

                  (2) evidence satisfactory to the Escrow Agent to the effect that any existing indebtedness to which such Committed Vessel or Additional Vessel is subject has been, or will be, repaid as of such Release Date, and that immediately prior to or contemporaneously with the transfer of title to such Committed Vessel or Additional Vessel by the Seller to the related Subsidiary Guarantor, such Seller had title to such vessel free and clear of all mortgages, liens and encumbrances of record;

                           (B) fully executed mortgages and related deeds of
                  covenant, if required (the "Mortgages"), substantially in the form of Exhibit D hereto and fully executed related assignments of insurance (the "Insurance Assignments") substantially in the form of Exhibit G hereto with respect to each such Committed Vessel or Additional Vessel, which Mortgages and Insurance Assignments shall be in appropriate form for recording a registration in the appropriate governmental offices if required by applicable law in order to perfect the security interest therein created, as to which the Escrow Agent shall be entitled to rely on the Opinion of Counsel to the Company described in clause (iv) below;

                           (C) originals, certified to be true and complete by
                  an Officer of the Company, of the certificates representing all the shares of capital stock (the "Pledged Shares") of the Subsidiary Guarantor acquiring such Committed Vessel or Additional Vessel (unless such Subsidiary Guarantor is already a Subsidiary

                  Guarantor), together with an Officers' Certificate in the form of Exhibit B hereto;

                           (D) copies, certified to be true and complete by an
                  Officer of the Company, of the fully executed Acquisition Contracts covered by such
                  Release Certificate;

                           (E) copies, certified to be true and complete by an
                  Officer of the Company, of any Charters related to such Committed Vessels or Additional
                  Vessels;

                           (F) the report of an insurance broker required by the
                  form mortgage or deed of covenant attached hereto as part of Exhibit D, with respect to insurance policies maintained in respect of each such Committed Vessel or Additional Vessel, which report shall include loss payable clauses substantially in the form set forth in Appendix B to the form of Letter of Undertaking set forth in Annex B to Exhibit G hereto;

                           (G) a classification certificate, dated as of a date
                  not more than 30 days prior to the Release Date, from a classification society with respect to each such Committed Vessel or Additional Vessel showing such Vessel to be free of all conditions, recommendations and qualifications affecting classification;

                           (H) a Supplemental Indenture executed by the owner of
                  such Committed Vessel or Additional Vessel as a new Subsidiary Guarantor (if not already a Subsidiary Guarantor), substantially in the form of Exhibit F hereto;

                           (I) copies, certified to be true and complete by an
                  Officer of the Company, of two appraisals, dated not more than 90 days prior to such Release Date, setting forth the Appraised Values of each Committed Vessel or Additional Vessel, except with respect to the Millenium Elmar, the Millenium Aleksander, the Millenium Amethyst and the Millenium Yama, with respect to which such appraisals may be dated not more than 180 days prior to such Release Date; and

                           (J) copies, certified to be true and complete by an
                  Officer of the Company of the Document of Compliance and Safety Management Certificates as required by the International Safety Management Code, to the extent required.



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                                                                               6

                  (ii) If such Release Request is made in connection with the execution (but not the consummation) of one or more Acquisition Contracts in respect of one or more Additional Vessels, the Escrow Agent shall have received:

                           (A) copies, certified to be true and complete by an
                  Officer of the Company, of one or more fully executed Acquisition Contracts covered by such
                  Release Requests;

                           (B) a fully executed Officers' Certificate of the
                  Company substantially in the form of Exhibit B hereto; and

                           (C) to the extent available, copies, certified to be
                  true and complete by an Officer of the Company, of any Charters related to the Additional Vessels, to the extent such Charters will continue after consummation of the Acquisition Contracts.

                  (iii) If such Release Request is made in connection with, or within six months after the acquisition of a Committed Vessel or an Additional Vessel with Escrowed Property, for the purpose of upgrades or necessary maintenance, repair or drydocking expenses or to make the Contingency Fund Deposit in relation to such vessel, the Escrow Agent shall have received

                           (A) a fully executed Officers' Certificate of the
                  Company substantially in the form of Exhibit B hereto;

                           (B) with respect to any upgrades, maintenance, repair
                  or drydocking expenses, all invoices or written estimates of the cost of such upgrades, maintenance, repair or drydocking expenses in relation to the Committed Vessel or the Additional Vessel; and

                           (C) with respect to the Contingency Fund Deposit, a
                  receipt from MMI to the effect that a deposit has been made pursuant to Section 3.07(b) of the Management Agreement and specifying the amount of such deposit.

                  (iv) The Escrow Agent shall have received one or more signed opinions of counsel substantially in the form of Exhibit E hereto with such changes as may be necessary, to the reasonable satisfaction of the Escrow

         Agent, to conform to the legal requirements of the relevant jurisdiction (the "Opinion of Counsel"); and

                   (v) The Escrow Agent shall have received any other documents or certificates reasonably requested by the Escrow Agent to establish that the conditions described in Section 3(a) have been complied with in all material respects.

                   (b) Notwithstanding paragraph 3(a) above, if the Escrow Agent receives a notice from the Trustee or otherwise becomes aware that a Default or Event of Default has occurred and is continuing, the Escrow Agent will not release any Escrowed Property to the Company unless and until the Escrow Agent receives a notice from the Trustee that such Default or Event of Default, as the case may be, is not continuing or has been waived in accordance with the terms of the Indenture.

                  4. DISBURSEMENT OF ESCROWED PROPERTY IN CONNECTION WITH SPECIAL MANDATORY REDEMPTION. If the Escrow Agent receives notice or otherwise becomes aware that the Securities have become subject to the Special Mandatory Redemption pursuant to paragraph 6 of the Securities and Article 3 of the Indenture, the Escrow Agent shall (i) liquidate all Escrowed Property then held by it not later than the third Business Day prior to the Special Mandatory Redemption Date and (ii) release all the Escrowed Property to the Paying Agent on the Special Mandatory Redemption Date.

                  To the extent that, after the close of business on July 31, 1999, the amount of cash and the fair market value (as determined by the Board of Directors in good faith) of securities (including the Temporary Cash Investments) on deposit in Escrow with the Escrow Agent is equal to or less than $5.0 million, such cash and Temporary Cash Investment shall be promptly released to the Company by the Escrow Agent upon written request of the Company, free of any lien of the Indenture, the Security Agreements or the Escrow Agreement, and this Escrow Agreement will be terminated.

                  5. DISBURSEMENT OF ESCROWED PROPERTY UPON THE OCCURRENCE OF REMEDIES TRIGGER EVENT. (a) If the Escrow Agent receives a notice from the Trustee that the principal of and interest on the Securities then outstanding have become immediately due and payable pursuant to Section 6.02 of the Indenture (an "Acceleration Event") and such acceleration is not rescinded on or prior to the earlier of five Business Days after receipt of such notice and the Special Mandatory Redemption Date (a "Remedies Trigger Event"), the Escrow Agent will liquidate all Escrowed



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                                                                               8

Property then held by it in accordance with paragraph (b) below.

                  (b) Upon the occurrence and during the continuance of a Remedies Trigger Event (so long as the acceleration related thereto has not been rescinded), but not otherwise, the Escrow Agent may without notice except as specified below, sell the Escrowed Property or any part thereof in one or more parcels at a public or private sale, at any exchange, broker's board or at any of the Escrow Agent's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Escrow Agent may determine to be commercially reasonable, and the Escrow Agent, the Trustee or any holder of the Securities may be the purchaser of any or all of the Escrowed Property so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Company agrees that, to the extent notice of sale shall be required by law, at least 2 Business Days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Escrow Agent shall not be obligated to make any sale of Escrowed Property regardless of notice of sale having been given. The Escrow Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Escrow Agent shall incur no liability as a result of the sale of the Escrowed Property, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives any claims against the Escrow Agent arising by reason of the fact that the price at which any Escrowed Property may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Escrow Agent accepts the first offer received and does not offer such Escrowed Property to more than one offeree.

                  (c) Upon the occurrence and during the continuance of a Remedies Trigger Event (so long as the acceleration related thereto has not been rescinded), any cash held by the Escrow Agent as Escrowed Property and all cash proceeds received by the Escrow Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Escrowed Property pursuant to Section 5(b), shall be released by the Escrow Agent to the Paying Agent for payment to the holders of the Securities.

                  (d) This Agreement shall create a continuing Lien on the Escrowed Property that shall (i) remain in full force and effect until the earlier of (A) the payment in full of the Securities and (B) the release of all Escrowed Property in accordance with the provisions of this Agreement, (ii) be



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                                                                               9

binding upon the Company and its successors and assigns and (iii) enure to the benefit of the Escrow Agent, the holders of the Securities and their respective successors, transferees and assigns.

                  6. SECURITY INTEREST IN FAVOR OF ESCROW AGENT; ESCROWED PROPERTY. (a) To secure the full and punctual payment when due and the full and punctual performance of all amounts that may be payable from time to time under the Indenture, the Security Agreements and the Securities, the Company hereby grants to the Escrow Agent, for the benefit of the Escrow Agent, the Trustee and the holders of the Securities, a security interest in all its right, title and interest in and to the following, other than such of the following which are released from the Lien of this Agreement pursuant to Section 3 or Section 4 hereof:

                  (i) the Initial Deposit of $85.2 million and all certificates or instruments representing any of the Temporary Cash Investments; and

                  (ii) all interest, dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

                  (b) Any and all cash, certificates or instruments representing or evidencing the Escrowed Property shall be delivered to and held by or on behalf of the Escrow Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Escrow Agent. The Escrow Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Company, to transfer to or to register in the name of the Escrow Agent or any of its nominees any or all the Escrowed Property. In addition, the Escrow Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Escrowed Property for certificates or instruments of different denominations.

                  (c) The Company hereby represents and warrants with respect to any Escrowed Property:

                  (i) It is the legal and beneficial owner of the Escrowed Property and has full corporate power, authority and legal right to pledge all the Escrowed Property.

                  (ii) The pledge pursuant to Section 6(a) creates a valid and perfected first priority Lien on the Escrowed



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                                                                              10

         Property securing the payment and performance of all amounts that may be payable from time to time under the Indenture, the Security Agreements and the Securities.

                  (d) The Company agrees that at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Escrow Agent may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Escrow Agent to exercise and enforce its rights and remedies hereunder with respect to any Escrowed Property.

                  (e) (i) The Escrow Agent shall be entitled to receive, deposit into the Escrow Account and hold as collateral in the Escrow Account all interest and dividends paid and distributions made in respect of the Temporary Cash Investments. Any such interest or dividends shall, if received by the Company, be received in trust for the benefit of the Escrow Agent, be segregated from the other property or funds of the Company and be forthwith delivered to the Escrow Agent as collateral in the same form as so received (with any necessary endorsement).

                  (ii) As long as no Event of Default shall have occurred and be continuing and until written notice thereof from the Escrow Agent to the Company, the Company shall be entitled to exercise any and all voting and other consensual rights relating to Temporary Cash Investments or any part thereof for any purpose; PROVIDED, HOWEVER, that no vote shall be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of this Agreement, the Indenture, the Security Agreements or the Securities.

                  (iii) Upon the occurrence and during the continuance of an Event of Default, all rights of the Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(e)(ii) shall cease upon notice from the Escrow Agent to the Company and upon the giving of such notice all such rights shall thereupon be vested in the Escrow Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (iv) In order to permit the Escrow Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6(e)(iii), and to receive all interest, dividends and distributions which it may be entitled to receive under
         Section 6(e)(i), the Company shall, if necessary, upon written request form the Escrow Agent, from time to time execute and deliver to the Escrow Agent such instruments as the Escrow Agent may reasonably request.

                  (f) The Company hereby appoints the Escrow Agent as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Escrow Agent's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Escrow Agent may deem necessary or advisable in order to accomplish the purposes of this Section 6, including to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect of the Escrowed Property or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

                  (g) If the Company fails to perform any agreement contained in this Section 6, the Escrow Agent may itself (but shall not be obligated to) perform, or cause performance of, such agreement, and the expenses of the Escrow Agent incurred in connection therewith shall be payable by the Company under
Section 7.

                  (h) Upon the release of any Escrowed Property to or upon the order of the Company pursuant to Section 3 or Section 4, such Escrowed Property shall be delivered to or upon the order of the Company, free and clear of any and all interests of the Escrow Agent, the Trustee and the holders of the Securities.

                  (i) The Company shall comply with (i) TIA ss. 314(b), relating to Opinions of Counsel regarding the Lien of this Agreement and (ii) TIA ss. 314(d), relating to the release of Escrowed Property from the Lien of this Agreement and Officers' Certificates or other documents regarding fair value of the Escrowed Property, to the extent such provisions are applicable. Any certificate or opinion required by TIA ss. 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA ss. 314(d).

                  7. COMPENSATION AND INDEMNITY. The Company shall pay to the Escrow Agent from time to time upon demand reasonable compensation for its services. The Company shall reimburse the Escrow Agent upon demand for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Escrow Agent's agents, counsel, accountants and experts. The Company shall indemnify the Escrow Agent and hold it harmless from and against any and all damages, suits, actions, loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this Agreement and the performance of its duties hereunder. The Escrow Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Escrow Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Escrow Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Escrow Agent through the Escrow Agent's own wilful misconduct, negligence or bad faith. The indemnification provisions of this Section 7 shall survive the termination of this Agreement.

                  To secure the Company's payment obligations in this Section, the Escrow Agent shall have a security interest in the Escrowed Property pursuant to Section 6.

                  8. MODIFICATIONS, WAIVERS AND AMENDMENTS. The Escrow Agent shall not be bound by any modification, amendment, termination (except as provided in Section 11 hereof), cancelation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the parties hereto, and, if its rights, duties, immunities or indemnities as Escrow Agent are affected thereby, unless it shall have given its prior written consent thereto. This Agreement may not be modified or amended or terminated (except as provided in Section 11 hereof) without the prior written consent of holders of all the Securities (except as permitted without such consent pursuant to the Indenture).

                  9. CONCERNING THE ESCROW AGENT. (a) The Escrow Agent shall exercise the same degree of care toward the Escrowed Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Company or anyone else.

                  (b) The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person, and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own gross negligence, wilful misconduct or bad faith. The duties of the Escrow Agent shall be determined only with reference to this Agreement and applicable laws, and the

Escrow Agent is not charged with any knowledge of or any duties or responsibilities in connection with any other document or agreement. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in good faith in connection with the advice or opinion of such counsel.

                  (c) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys.

                  (d) Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as agent or otherwise in any jurisdiction other than the State of Maryland.

                  (e) The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement, any agreement amendatory or supplemental hereto or of any certificates or opinions delivered to it hereunder or pursuant hereto.

                  (f) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

                  (g) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

                  (h) The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the Company at the address set forth herein or at such other address as the Company shall provide, at least 60 days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to a successor escrow agent. If no successor escrow agent is appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

                  (i) In the event that the Escrow Agent should at any time be confronted with inconsistent claims or demands to the Escrowed Property the Escrow Agent shall have the right, but not the duty, to interplead the parties in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to the Escrowed Property. In the event the Escrow Agent no longer holds any Escrowed Property, it shall be released from any obligation or liability as a consequence of any such claims or demands.

                  10. NOTICES. All notices required to be given hereunder shall be in writing and shall be deemed given when received at the following addresses until such time as the parties hereto designate a different or additional address or addresses:

                  To the Company:

                           Millenium Seacarriers, Inc.
                           c/o Maples and Calder
                           P.O. Box 309
                           South Church Street
                           George Town, Grand Cayman
                           Cayman Islands, British West Indies


                  To the Escrow Agent:

                           The First National Bank of Maryland
                           Corporate Trust Department
                           Mail Code 101-591
                           25 South Charles Street
                           Baltimore, MD 21201

                           Attention of:  Donald Hargadon

                  11. MISCELLANEOUS. (a) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall constitute one agreement.

                  (c) This Agreement shall terminate when all Escrowed Property has been disbursed pursuant to Section 3, 4 or 5, or if the Securities shall be repaid in full or the Company has exercised either its covenant defeasance or legal defeasance option in accordance with the terms of the Indenture and thereafter the Escrow Agent shall have no further obligation or liability hereunder.

                  (d) This Agreement shall be governed by the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  (e) By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Kylco Maritime (USA), Inc. ("Kylco USA") (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York, Borough of Manhattan or brought by the Escrow Agent (whether in its individual capacity or in its capacity as Escrow Agent under this Agreement), and acknowledges that Kylco USA has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon Kylco USA and written notice of said service to the Company shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Kylco USA in full force and effect so long as this Agreement shall be in full force and effect.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                   MILLENIUM SEACARRIERS, INC.

                                   by /s/ Vassilios M. Livanos
                                      ------------------------------------
                                      Name:  Vassilios M. Livanos
                                      Title: Chief Executive Officer


                                   THE FIRST NATIONAL BANK OF
                                   MARYLAND, as Escrow Agent,

                                   by /s/ Donald Hargadon
                                      ------------------------------------
                                      Name: Donald Hargadon
                                      Title: Assistant Vice President

                                                                    EXHIBIT A to
                                                                Escrow Agreement



                          [Form of Release Certificate]


The First National Bank of Maryland
Corporate Trust Department
Mail Code 101-991
25 South Charles Street
Baltimore, MD 21201

Attention of Mr. Donald Hargadon

                                                                          [Date]


                           MILLENIUM SEACARRIERS, INC.
                           ESCROW AND PLEDGE AGREEMENT
                               RELEASE CERTIFICATE

Dear Sirs:

                  Reference is made to that Escrow and Pledge Agreement, dated as of July 15, 1998 between you, as Escrow Agent, and the undersigned (the "Escrow Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Escrow Agreement.

                  As of the date hereof, to the knowledge of the undersigned, no Default or Event of Default under the Indenture dated as of July 15, 1998 has occurred and is continuing. The undersigned hereby requests that Escrowed Property in an amount equal to $__________ (the "Requested Amount") be released to the undersigned (or pursuant to the undersigned's further written instructions) on , which date is not less than 3 Business Days after the date hereof.


                  [This Release Request is being made in connection with the execution by the Company or a Wholly Owned Subsidiary of a sale and purchase contract (an "Acquisition Contract") to acquire an Additional Vessel or Additional Vessels, (i) such Acquisition Contract has been signed by the applicable seller, is in full force and effect as of the date of the Release Certificate and the undersigned are not aware of any default that could reasonably lead to the termination of such Acquisition Contract thereunder by the Company, such Wholly Owned Subsidiary or the applicable seller, (ii) the vessel(s) to be acquired pursuant to such Acquisition Contract conform(s) in all material respects with the description in the Offering Circular of the types of Vessels which are to be acquired with Escrowed Property, (iii) the Requested Amount does not exceed the amount required to pay a deposit to the applicable seller, or to pay other pre-delivery expenses, or the cost of appraisals for such Additional Vessel or Additional Vessels, in each case called for by the Acquisition Contract, and (iv) after giving effect to the release of the Requested Amount and the application thereof in accordance with such Release Certificate, the Loan to Value Ratio would not exceed 0.85 to 1.00 as of the date of the execution of the Acquisition Contract.]

                  [This release request is being made in connection with the consummation by the Company or a Wholly Owned Subsidiary, simultaneously with the release of the Requested Amount, of the acquisition of one or more Committed Vessels or Additional Vessels, pursuant to an Acquisition Contract, (i) the vessel(s) to be acquired pursuant to such Acquisition Contract is either a Committed Vessel or conform(s) in all material respects with the description in the Offering Circular of the types of Vessels which are to be acquired with Escrowed Property and in the case of a Committed Vessel, the conditions in the related Acquisition Contract have been satisfied in all material respects; (ii) the Requested Amount does not exceed the sum of the balance of the consideration payable to the applicable seller pursuant to the Acquisition Contract plus the related transaction costs (including the cost of appraisals for such Committed Vessel(s) or Additional Vessel(s)) incurred by the Company or the Wholly Owned Subsidiary, including the reasonable fees and expenses of counsel and the costs of the registration of title and the recording of the mortgage with respect thereto, (iii) after giving effect to the release of the Requested Amount and the application thereof in accordance with such Release Certificate, the Loan to Value Ratio would not exceed 0.85 to 1.00 as of the date of the execution of the Acquisition Contract, and (iv) the aggregate amount of funds released to pay the purchase price of the Committed Vessels, after giving effect to this Release Certificate, does not exceed $53.8 million.]

                  [This release request is being made in connection with, or within six months after, the acquisition of a Committed Vessel or an Additional Vessel by the Company or a Wholly Owned Subsidiary with proceeds of the sale of the Securities, including Escrowed Property, the Company or the Wholly Owned Subsidiary has undertaken or is undertaking upgrades or necessary maintenance, repair (including structural modifications) or drydocking expenses, including survey expenses, or is making the Contingency Fund Deposit (as defined in the Escrow Agreement) relating to such Committed Vessel or such Additional Vessel, and (ii) the

Requested Amount does not exceed the amount of such expenses.]


                                       Very truly yours,

                                       MILLENIUM SEACARRIERS, INC.

                                       by
                                          -----------------------------------
                                          Name:
                                          Title:

                                       by
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                    EXHIBIT B to
                                                                Escrow Agreement








                          FORM OF OFFICERS' CERTIFICATE
                                FOR RELEASE DATE

                  This certificate is being delivered pursuant to Section 3(a) of the Escrow and Pledge Agreement dated as of July 15, 1998 (the "Escrow Agreement"), between Millenium Seacarriers, Inc. (the "Company") and The First National Bank of Maryland, as Escrow Agent (the "Escrow Agent"). Capitalized terms used but not defined herein have the meanings given such terms in the Escrow Agreement. The Company hereby certifies through the undersigned officers that:

         1. [The Company and the applicable seller have executed the following Acquisition Contracts or other sale and purchase contracts to acquire an Additional Vessel(s):

                  Ship Name:
                  Seller:
                  Deposit Amount:
                  Purchase Price:
                  Appraised Value:]

                  [The Company has undertaken or is undertaking necessary upgrades, maintenance, repair or drydocking expenses relating to an Additional Vessel:

                  Ship Name:
                  Cost of Maintenance:]

         2. All conditions precedent in the Escrow Agreement for the release of Escrowed Property on the Release Date have been satisfied or will be satisfied concurrently with the release of the Escrowed Property described below in paragraph 4.

         3. The Company or a Wholly Owned Subsidiary thereof is the record and beneficial owner of the Pledged Shares, free and clear of any Lien, except for the Lien created by the Indenture.

                  4. The Company directs that the following amounts be released from the Escrow Account to the following parties by wire transfer as provided below or, if no wire transfer instructions are provided, by check to the parties indicated (any amounts described below to be paid to the undersigned represent reimbursements of amounts previously paid by the undersigned in satisfaction of deposit amounts payable to the applicable seller(s) in respect of one or more Acquisition Contracts listed in paragraph 1 above):


NAME                           AMOUNT                   WIRE INSTRUCTIONS





                  IN WITNESS WHEREOF, Millenium Seacarriers, Inc. through the undersigned officers, has signed this Certificate this day of , 199 .


                                       MILLENIUM SEACARRIERS, INC.

                                       by
                                          -----------------------------------
                                          Name:
                                          Title:

                                       by
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT C
                                                             to Escrow Agreement








            [Form of Letter of Release of Mortgage and Reassignment]


To:  [The Company or applicable Subsidiary Guarantor]





From:  [Lender name and address]




Dear Sirs



                           M.V.S  [      ]




                  We refer to an agreement (the "Loan Agreement") dated _____________ and made between (1) yourselves as Borrowers and (2) ourselves as Lender pursuant to which we agreed to make available to you a secured loan facility of up to US$________ (the "Loan").

                  In consideration of the receipt by us of full repayment of the Loan and all other amounts outstanding to us under the Loan Agreement, we, as Lender, hereby irrevocably declare and confirm that the Borrower(s) [and the Guarantor, [insert name of Guarantor],] are released from all their respective obligations of whatsoever nature under all of the security documents, including:
[the Mortgage dated ___________ [as amended by Amendment(s) No. __ thereto dated as of ____________ (collectively,] [(] the "Mortgage"), made and executed by [Name of Shipowner], a ____________ corporation, on the whole of the vessel [Name of Vessel], Official No. __ (the "Vessel"), said Mortgage having been recorded in ____________ at ____________ in Book __ at page __.] [add any other obligations]

                  Furthermore, we hereby release and reassign to the Borrowers all our rights, title and interest in and to all assets, income and property assigned by the Borrowers to ourselves pursuant to the said security documents or any other documents executed pursuant to the Loan Agreement and agree to execute at the expense of the Borrowers, such further documents as the Borrowers may reasonably require in order to effect such releases and reassignments.



Dated:  ____________


                                       Name of Mortgagee/Lender]


                                       By
                                          -------------------------------------
                                          Name:
                                          Title:

STATE OF NEW YORK      )
                       )   ss.:
COUNTY OF NEW YORK     )


                  On this _____ day of ____________, ____, before me personally appeared ________________________, to me known who, being by me duly sworn, did depose and say that s/he resides at ____________, ____________, ___________, that s/he is the [office held] of ____________, a ____________, corporation, the corporation described in and which executed the foregoing instrument; that s/he signed her/his name thereto pursuant to a power of attorney of said corporation and that the foregoing instrument is the act and deed of said corporation.


                                             ----------------------------
                                                    Notary Public

                                                                    EXHIBIT D to
                                                                Escrow Agreement








          [Forms of Panamanian, Liberian, Cypriot, Cayman and Bahamian Mortgages/Deeds of Covenant]

                                                                    EXHIBIT E to
                                                                Escrow Agreement








                           FORM OF OPINION OF COUNSEL

                  This opinion is being delivered pursuant to Section 3(a) of the Escrow and Pledge Agreement dated as of July 15, 1998(the "Escrow Agreement"), between Millenium Seacarriers, Inc. (the "Company") and The First National Bank of Maryland, as Escrow Agent (the "Escrow Agent"). Capitalized terms used but not defined herein have the meanings given such terms in the Escrow Agreement or the Indenture. We are of opinion that:

                  1. All conditions precedent in the Escrow Agreement to the release of Escrowed Property on the date hereof have been satisfied in all material respects or will be satisfied in all material respects immediately after the release of the Escrowed Property as described in the Officers' Certificate delivered pursuant to Section 3(a) of the Escrow Agreement.

                  2. [If this opinion is being delivered in respect of an Additional Vessel, add--The acquisition of the Additional Vessel conforms in all material respects to the description contained in the Offering Circular dated July 20, 1998.]

                  3. [If this opinion is being delivered in respect of a new Subsidiary Guarantor, add--The Supplemental Indenture constitutes a valid and legally binding obligation of the Guarantor party thereto, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.]

                  4. The applicable Subsidiary Guarantor is a corporation validly existing and in good standing under the laws of [ ], and has all requisite corporate and legal right, power and authority to own its vessel and to transact the business it purports to transact. The applicable Subsidiary Guarantor has all requisite corporate and legal right, power and authority to execute and deliver the Security Agreements, Charters and the Supplemental Indenture, if applicable, to which it is a party and to consummate the transactions contemplated thereby and to perform its obligations thereunder.

                  5. The execution and delivery and performance of the Security Agreements relating to each [Committed Vessel] [Additional Vessel] (which Security Agreements, if required by applicable law in order to perfect the security interests therein created, are in appropriate form for recording or registration in the appropriate governmental offices) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any New York, Federal or [home jurisdiction] governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their respective properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.

                  6. Neither the execution and delivery of the Security Agreements or the Supplemental Indenture nor the performance thereof nor the consummation of the transactions contemplated thereby will result in any violation of or be in conflict with or constitute a default under any term or provision of (i) the Articles of Incorporation or By-laws of the applicable Subsidiary Guarantor or the Company or (ii)(a) any term or provision of any agreement, indenture, mortgage instrument or license that is material to the applicable Subsidiary Guarantor or (b) any statute, law, governmental rule, regulation or ordinance or order of any court, arbitrator or governmental authority and, in the case of each (a) and (b), applicable to it or its properties or assets, or result in the creation of (or impose any obligation on the applicable Subsidiary Guarantor to create) any Lien (other than the Lien of the Indenture and the Lien of the applicable mortgage upon any of the properties or assets of the applicable Subsidiary Guarantor pursuant to any such term or provision.

                  7. The applicable Subsidiary Guarantor has, by all necessary corporate and shareholder action, duly authorized the execution and delivery of, and the performance of its obligations under each of the Security Agreements relating to each [Committed] [Additional] Vessel to which the Company or a Subsidiary Guarantor is a party, each Supplemental Indenture, if applicable, and each Charter to which a Subsidiary Guarantor is a party.

                  8. Subject to the consummation of the transactions herein described the applicable Subsidiary Guarantor has title of record to the [Committed] [Additional] Vessel free and clear of any Liens (as defined in the Indenture) of record, except for the lien of the related Mortgage and Permitted Liens.

                  9. The Supplemental Indenture has been duly authorized, executed and delivered by the applicable Subsidiary Guarantor.

                  10. All filing, registration and recording fees required in connection with any Security Agreement relating to each [Committed] [Additional] Vessel or other fees necessary to ensure the validity, effectiveness and priority of any liens, charges and encumbrances created thereby have been paid.

                  11. No authorization, consent, license, permission, permit or approval (including exchange control approval) of or action by, and no notice to or filing with, any governmental authority or regulatory body is required for the execution, delivery and performance of any of the Security Agreements or the Supplemental Indenture by the respective parties thereto and no such authorization, consent, license, permission, permit, approval, action, notice or filing is required for the exercise by the Trustee of the rights and remedies granted to it under any of the Security Agreements, except for the filing and registration of the Mortgages in the office of the applicable flag jurisdiction.

                  12. Upon the recording of the Mortgages in the office of the applicable flag jurisdiction, each Mortgage will create of record the first priority mortgage lien covering the related Mortgaged Vessel which it purports to create [subject to standard or customary qualifications].

                  13. The security interests created by each Security Agreement (other than the Mortgages) do not require any action to be taken under or pursuant to the laws of the appropriate flag jurisdiction in order to create or perfect such security interests or to permit the Trustee to enforce its rights under the Security Agreements creating the same.

                  14. The choice of New York law to govern the Security Agreements (other than the Mortgages) and the Supplemental Indenture constitutes a valid choice of law. The submission by the applicable Subsidiary Guarantor to the non-exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York (a "New York Court") is a valid submission insofar as the appropriate law is concerned, provided that Kylco USA has accepted its appointment by the applicable Subsidiary Guarantor as its agent to accept service of process in the United States of America.

                  15. Neither the applicable Subsidiary Guarantor nor any of its property have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

                  16. To the best of our knowledge there are no legal or governmental actions, suits or proceedings now pending or threatened against the applicable Subsidiary Guarantor, or to which any of the properties of the applicable Subsidiary Guarantor all subject, except actions, suits and proceedings of the character normally incident to the business conducted by the applicable Subsidiary Guarantor (none of which calls into question the validity or legality of the Security Agreements or Guarantee Agreement or any action taken or to be taken pursuant thereto).

                  17. In a suit on the events before a court of the jurisdiction of the applicable subsidiary guarantor, such court will respect and enforce the agreement of the parties as to judgment currency.

                  18. No stamp or registration or similar taxes, duties, imposts or other charge are payable in respect of enforcement of the Security Agreements or Supplemental Indenture.

                                                                    EXHIBIT F to
                                                                Escrow Agreement








                         FORM OF SUPPLEMENTAL INDENTURE


                        [ ]   [      ] SUPPLEMENTAL INDENTURE (this
                           "Supplemental Indenture") dated as of
                                     ,     , among MILLENIUM
                           SEACARRIERS, INC., a Cayman Islands corporation (the "Company"), the guarantors listed on the signature pages hereto (the "Guarantors"), and THE FIRST NATIONAL BANK OF MARYLAND, a national banking association (the "Trustee"), to the INDENTURE (the "Indenture") dated as of July 15, 1998 among the Company, the guarantors named therein (the "Subsidiary Guarantors"), and the Trustee.

                  WHEREAS, Sections 9.01(5) and (8) of the Indenture provide that without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to add additional Guarantees with respect to the Securities, including Subsidiary Guarantees, or to make any change that does not adversely affect the rights of any Securityholder;

                  WHEREAS, Section 4.14 of the Indenture requires the Company to cause [ ] to become a Subsidiary Guarantor, and [ ] is hereby agreeing to become such, and Section 11.01(b) of the Indenture requires [ ] to make an assignment to the Trustee of all the freights and hires and Charters in respect of the Mortgaged Vessel;

                  WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

                  WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Subsidiary Guarantors in accordance with its terms have been done.

                  NOW, THEREFORE, and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Securityholders, as follows:

                  SECTION 1. [NEW GUARANTOR] hereby agrees to become a Subsidiary Guarantor under the Indenture and, together with each other Subsidiary Guarantor, hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns
(a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption, by required repurchase or otherwise, and all other monetary obligations of the Company and the Subsidiary Guarantors under the Indenture and the Securities and of the Subsidiary Guarantors under the Security Agreements and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company and the Subsidiary Guarantors under the Indenture, the Security Agreements and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under the Indenture notwithstanding any extension or renewal of any Obligation. The Subsidiary Guarantor is subject to all the provisions of the Indenture applicable to a Subsidiary Guarantor. Without limiting the effect of the foregoing, the Subsidiary Guarantor hereby agrees that it is hereby bound by the provisions of Article 11 of the Indenture relating to the assignment to the Trustee as security, and hereby grants to the Trustee a security in (subject to the provisions of the Indenture), all the freights and hires and Charters to which such Subsidiary Guarantor is entitled in respect of its Mortgaged Vessel.

                  SECTION 2. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

                  SECTION 3. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  SECTION 4. All covenants and agreements in this Supplemental Indenture by the Subsidiary Guarantor shall bind its successors and assigns, whether so expressed or not.

                  SECTION 5. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 6. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Securityholders any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

                  SECTION 7. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 8. All terms used in this Supplemental Indenture not otherwise defined herein that are defined in the Indenture shall have the meanings set forth therein.

                  SECTION 9. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 10. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, this Supplemental Indenture or of the Securities and shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                   MILLENIUM SEACARRIERS,
                                   INC., as principal obligor
                                   and Pledgor,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                   SUBSIDIARY GUARANTORS:


                                   RAPID OCEAN CARRIERS
                                   LIMITED,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                   IVY NAVIGATION LIMITED,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                   OAKMONT SHIPPING AND
                                   TRADING LIMITED,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                   TOPSCALE SHIPPING COMPANY
                                   LIMITED,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                   CONIFER SHIPPING COMPANY
                                   LIMITED,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                   [NEW SUBSIDIARY GUARANTOR],

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:




                                   THE FIRST NATIONAL BANK OF
                                   MARYLAND, as Trustee,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                                                    EXHIBIT G to
                                                            The Escrow Agreement


                              INSURANCE ASSIGNMENT


                                [NAME OF VESSEL]


                  [NAME OF SHIPOWNER], a corporation organized and existing under the laws of (the "Shipowner"), in consideration of One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as sole owner of the [jurisdiction] flag vessel [NAME OF VESSEL], Official No.______ (the "Vessel"), has sold, assigned, transferred, set over and granted a security interest and by this instrument does sell, assign, transfer, set over and grant a security interest, unto The First National Bank of Maryland, a national banking association organized and existing under the laws of the United States of America, as Trustee and Collateral Agent (the "Assignee") under that certain Collateral Agency and Intercreditor Agreement dated as of July 15, 1998 (as the same may be from time to time amended, supplemented or otherwise modified, the "Collateral Agency Agreement") among (i) the Shipowner, (ii) the certain other Subsidiary Guarantors named therein, (iii) the Assignee, and (iv) Millenium Seacarriers, Inc. (the "Issuer") and unto the Assignee's successors and assigns, and its successors' and assigns' own proper use and benefit, as collateral security for the Shipowner's Obligations (as defined in the Collateral Agency Agreement), all right, title and interest of the Shipowner under, in and to (i) all insurances (including all entries in a protection and indemnity or war risks association) in respect of the Vessel whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, (iii) all other rights of the Shipowner under or in respect of said insurance and (iv) any proceeds of any of the foregoing.

                  Except where otherwise expressly provided, words and expressions defined in the Indenture shall bear the same meanings when used in this Assignment.

                  It is expressly agreed that anything herein contained to the contrary notwithstanding, the Shipowner shall remain liable under said insurances to perform all of the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Shipowner under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

                  The Shipowner hereby constitutes the Assignee, its successors and assigns, the Shipowner's true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Shipowner or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to settle or comprise any claims, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceeding which the Assignee may deem to be necessary or advisable in the premises. The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration and are hereby declared to be irrevocable.

                  The Shipowner covenants and agrees that:

                  (a) the insurances assigned hereby are now valid and in full force and effect and that the Shipowner will not do or omit or knowingly suffer to be done or omitted anything whereby any of the insurances assigned hereby may become void or voidable in whole or in part or the Assignee or any other person claiming title through it may be prevented from receiving the proceeds thereof;

                  (b) if by reason of anything done or omitted or knowingly suffered to be done or omitted the insurances assigned hereby shall at any time become voidable in whole or in part the Shipowner will forthwith at its own cost take all such insurances in force and in particular will pay all premiums as they become due;

                  (c) if by reason of anything done or omitted or knowingly suffered to be done or omitted the insurances assigned hereby or any of them shall at any time become void in whole or in part the Shipowner at its own cost will forthwith effect new insurances with insurers approved by the Assignee on terms approved by the Assignee and will forthwith (if so required by the Assignee) execute an assignment of such new insurances to the Assignee and will pay any sums payable by way of premium under the new insurances.

                  The Shipowner hereby further covenants and agrees to procure that notice of this Assignment in substantially the form of Annex A shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignee shall obtain a letter of undertaking by the underwriters, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as named assured and loss payee and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

                  The Shipowner agrees that at any time and from time to time, upon the written request of the Assignee, the Shipowner will promptly and duly execute and deliver or cause to be executed and delivered any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

                  The Shipowner does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

                  All notices or other communications which are required to be made to the Assignee hereunder shall be made pursuant to Section 7.2 of the Collateral Agency Agreement.

                  The Shipowner hereby appoints the Assignee its attorney-in-fact for the sole purpose of executing and filing any financing statements or papers of similar purpose or effect in connection with any filing or recording of this Assignment.

                  THIS ASSIGNMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE

OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

                  Section 7.12 of the Collateral Agency Agreement is incorporated herein in its entirety and made a part hereof as if it were set forth herein.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Shipowner has duly executed this Insurance Assignment in respect of the [jurisdiction] flag vessel [NAME OF VESSEL] this ____ day of -----, -----.


                                       [NAME OF SHIPOWNER]
                                         as Shipowner


                                    By______________________________
                                      Name:
                                      Title:

                                                                         ANNEX A
                                                     to the Insurance Assignment


                              NOTICE OF ASSIGNMENT

To:  [NAME OF BROKER]

                  PLEASE TAKE NOTICE that, pursuant to the annexed Insurance Assignment of [NAME OF SHIPOWNER] (the "Shipowner"), the Shipowner has assigned to The First National Bank of Maryland, as Trustee and Collateral Agent (the "Assignee"), all of the Shipowner's right, title and interest in, to and under
(i) all insurances in respect of [NAME OF VESSEL] (the "Vessel") whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, (iii) all other rights of the Shipowner under or in respect of said insurance and (iv) any proceeds of any of the foregoing as security for the Obligations as defined in the Collateral Agency Agreement dated July 15, 1998, among (i) the Shipowner,
(ii) certain other Subsidiary Guarantors named therein, (iii) the Assignee and
(iv) Millenium Seacarriers, Inc. (the "Issuer"). The undersigned hereby directs that, on and after the date on which the Assignee shall have notified you that an Event of Default (as defined in such Collateral Agency Agreement) has occurred and is continuing, all moneys otherwise payable to the Shipowner under the insurances referred to in the above-mentioned Assignment of Insurances shall be paid to the Assignee at _________, at its office at _____________________; ABA No. _______; CHIPs ID# _____; Account No. __________; Ref.:
_________________________ Attn: _________________ Re: _________; until further notice from the Assignee.


Dated:  ______ ____, ______.

                                              [NAME OF SHIPOWNER]

                                              By:__________________________
                                                 Name:
                                                 Title:

Acknowledged and Agreed
on this __ day of ____, ___:

[NAME OF BROKER]

By:_______________________
Name:
Title:

                                                                         ANNEX B
                                                     to the Insurance Assignment





                          FORM OF LETTER OF UNDERTAKING




Dear Sirs,

We confirm that we have effected insurances for the account of the above Owners as set out in Appendix A attached.

Pursuant to instructions received from the above Owners and/or their authorized Managers or Agents and in consideration of your approving us as the appointed Brokers in connection with the insurances covered by this letter, we hereby undertake:

1. To hold the Insurance Slips or Contracts, the Policies when issued, and any renewals of such Policies or new Policies or any Policies substituted therefor with your consent as may be arranged through ourselves and the benefit of the insurance hereunder to your order in accordance with the terms of the Loss Payable Clause(s) set out in Appendix B attached; and

2. To arrange for the said Loss Payable Clause(s) to be included on the policies when issued; and

3. To have endorsed on each and every Policy as and when the same is issued a Notice of Assignment in the form of Annex A to the Insurance Assignment hereto dated and signed by the Owners and acknowledged by Underwriters in accordance with Market practice; and

4. To advise you promptly if we cease to be the Broker for the Assured or in the event of any material changes of which we are aware affecting the said insurances, and

5. Following a written application received from you not later than one month before expiry of these insurances to notify you within fourteen days of the receipt of such application in the event of our not having received notice of renewal instructions from the Owners and/or their authorized Managers or Agents, and in the event of our receiving instructions to renew to advise you promptly of the details thereof.

Our above undertakings are given subject to our lien on the Policies for premiums and subject to our right of cancellation of default in payment of such premiums but we undertake not to exercise such rights of cancellation without giving you ten days notice in writing, either by letter, telex or cable and a reasonable opportunity for you to pay any premium outstanding. We further undertake on application from you to advise you promptly of the premium payment situation.

It is understood and agreed that the operation of any Automatic Termination of Cover, Cancellation or Amendment Provisions contained in the Policy conditions shall override any Undertakings given by us as Brokers.

Notwithstanding the terms of the said Loss Payable Clause and the said Notice of Assignment, unless and until we receive written notice from you to the contrary, we shall be empowered to arrange for the collision and/or salvage guarantee to be given in the event of bail being required in order to prevent the arrest of the vessel or to secure the release of the vessel from arrest following a casualty. Where a guarantee has been given as aforesaid and the guarantor has paid any sum under the guarantee in respect of such claim, there shall be payable directly to the guarantor out of the proceeds of the said Policies a sum equal to the sum so paid.

This undertaking is subject to all claims and returns of premiums being collected through us as Brokers.

Yours faithfully,



Authorized Signatory

                                                                      Appendix A
                                                        to Letter of Undertaking





                              DETAILS OF INSURANCES

                                                                      Appendix B
                                                    to the Letter of Undertaking





                          Forms of Loss Payable Clauses


(A) HULL AND MACHINERY

         By an Insurance Assignment dated _______, 1998 the Owner has assigned to The First National Bank of Maryland, not in its individual capacity but solely as Collateral Agent and Trustee (the "Collateral Agent and Trustee"), under the Collateral Agency and Intercreditor Agreement (the "Agreement"), dated as of July 15, 1998, among the Collateral Agent and Trustee, The Bank of New York, a New York trust company (the "Lender") and Millenium Seacarriers, Inc., a Cayman Islands company (the "Company"), the Owner and each subsidiary of the Company listed on the signature pages thereto, all the Owner's right, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of the vessel hereto (the "Vessels") and accordingly:

         Unless the Collateral Agent and Trustee shall otherwise agree, all insurance must name the Collateral Agent and Trustee as an assured, but without liability for premiums, calls or assessments, and all amounts of whatsoever nature payable under any insurance must be payable to the Collateral Agent and Trustee for distribution first to itself and thereafter to the Owner or others as their interests may appear. All amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an actual or constructive or an agreed or compromised total loss, the underwriters may pay direct for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Owner as reimbursement therefor; PROVIDED, HOWEVER, that if such amounts (including any franchise or deductible) are in excess of One Million United States Dollars ($1,000,000), the underwriters shall make such payment to the Collateral Agent and Trustee. All payments of insurance shall be made to the Collateral Agent and Trustee if an Event of Default (as defined in the Agreement) shall have occurred or any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

(B) PROTECTION AND INDEMNITY RISKS

         Amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred; PROVIDED, HOWEVER, that if the

                                                                               2
Collateral Agent and Trustee shall give notice that an Event of Default (as defined in the Agreement) shall have occurred or any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default, all such payments shall be made to the Collateral Agent and Trustee until the indebtedness by secured pursuant to the Agreement has been fully discharged.